NET LNNX, INC.

                           STOCK PURCHASE AGREEMENT


INVESTMENT IN THE COMPANY INVOLVES MATERIAL RISKS.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT OR OTHER MATERIALS PROVIDED TO INVESTORS BY THE ISSUER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     Net Lnnx, Inc., a Pennsylvania corporation (the "Company") 324 Datura Street, Suite 150, West Palm Beach, Florida, proposes to sell 250,000 shares ("Shares") of the Company's common stock, no par value ("Common Stock"), to Louis Edward Selman (the "Subscriber"). Each Share will be offered for $0.40. All subscription proceeds will be deposited by the Company in its regular bank account. The Subscriber should make all checks in respect to their investment in the Shares payable to Net Lnnx, Inc.

     The Company has delivered to Subscriber copies of the Company's most recent filings under the Securities Act of 1933 the ("Act") and the Securities Exchange Act of 1934 and certain other information concerning the Company. Subscriber represents that he has carefully studied such information and that he has performed his own due diligence investigation with respect to the Company and its management, operations and business prior to the date hereof. The Company has made available to the Subscriber any and all other documents and information which it has relating to the Company and its business. The Subscriber has examined all such information with care, and has asked such questions and examined such other documents which he and his advisors have deemed necessary.

THESE SECURITIES ARE OFFERED PURSUANT TO A CLAIM OF EXEMPTION FROM REGISTRATION REQUIREMENTS OF FEDERAL AND STATE SECURITIES LAWS. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS NOT BEEN FILED WITH THE SECURITIES EXCHANGE COMMISSION. NO STATE OR FEDERAL COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, NOR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PURCHASE AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THIS STOCK PURCHASE AGREEMENT (the "Agreement") DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR JURISDICTION OTHER THAN FLORIDA.

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FOR FLORIDA RESIDENTS

THE SECURITIES OFFERED HEREBY WILL BE SOLD, AND ACQUIRED, IN A TRANSACTION EXEMPT UNDER SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTMENT PROTECTION ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER SAID ACT IN THE STATE OF FLORIDA. PURSUANT TO SECTION 517.061(11) OF THE FLORIDA SECURITIES AND INVESTORS PROTECTION ACT, WHEN SALES ARE MADE TO FIVE (5) OR MORE PERSONS IN THE STATE OF FLORIDA, ANY SALE IN THE STATE OF FLORIDA MADE PURSUANT TO
SECTION 517.061(11) OF SUCH ACT IS VOIDABLE BY THE PURCHASER IN SUCH SALE (WITHOUT INCURRING ANY LIABILITY TO THE COMPANY OR TO ANY OTHER PERSON OR ENTITY) EITHER WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY SUCH PURCHASER TO THE ISSUER, AN AGENT OF THE ISSUER, OR AN ESCROW AGENT OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THAT PRIVILEGE IS COMMUNICATED TO SUCH PURCHASER, WHICHEVER OCCURS LATER. TO VOID HIS PURCHASE, THE PURCHASER NEED ONLY SEND A LETTER OR TELEGRAM TO THE COMPANY AT THE ADDRESS INDICATED HEREIN. ANY SUCH LETTER OR TELEGRAM SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THREE (3) DAY PERIOD. IT IS PRUDENT TO SEND ANY SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ASSURE THAT IT IS RECEIVED AND ALSO TO HAVE EVIDENCE OF THE TIME THAT IT WAS MAILED. SHOULD A PURCHASER MAKE THIS REQUEST ORALLY, THAT PURCHASER MUST ASK FOR WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED. IF NOTICE IS NOT RECEIVED WITHIN THE TIME LIMIT SPECIFIED HEREIN, THE FOREGOING RIGHT TO VOID THE PURCHASE SHALL BE NULL AND VOID.


1.     SUBSCRIPTION.

     1.1     Subscription.     Subscriber agrees to purchase 250,000 Shares of
the authorized Shares of the Company, which shall be deemed fully paid and nonassessable when issued. Subscriber agrees to pay a total purchase price of $100,000, which equals $0.40 per Share. A check for the amount is tendered with this Agreement.

     1.2     Funds in Regular Account.     Funds tendered by Subscriber will
be deposited by the Company in its regular bank account and may be used by it immediately upon clearance. The Company intends to use such funds as general working capital.

     1.3     Sale of Shares.     The Shares will be sold by the Company.   No
officer, director or other person shall receive any compensation for the placement or sale of the Shares.

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     1.4     Expenses.     All expenses incurred in connection with this
Agreement (including legal, printing and filing fees) shall be borne by the Company.

     1.5     Risks.     Investment in the Shares involves material risks and
is suitable only for persons having substantial resources who understand the risk factors associated with this investment. Shares will be sold only to a person with respect to whom the Company has reasonable grounds to believe, and shall believe, immediately prior to sale, after making reasonable inquiry, that such person has knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of this investment or the person has a "Purchaser Representative" as that term is defined in Rule 501 of Regulation D promulgated under the Act, and that the Purchaser Representative and the Subscriber together have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of this investment.

     1.6     Offer and Sale only to Accredited Investors.          Shares will
be sold only to "Accredited Investors", as that term is defined in Rule 501 of
Regulation D promulgated under the Act.   Sales of the Shares will also be
made in compliance with applicable state investor suitability requirements.

     2.0     DESCRIPTION OF SECURITIES

     2.1     Authorized Stock.     The Company's authorized capital consists
of 20,000,000 shares of Common Stock. There are issued and outstanding approximately 1,361,000 shares of Common Stock. Additionally, shares of authorized but unissued Common Stock are held in reserve by the Company for issuance by the Company pursuant to contingencies, options and warrants.

     2.2      Common Stock.     The Common Stock has no conversion, preemptive
or redemption rights and such stock may only be issued as fully paid and non-assessable shares. On liquidation, each shareholder is entitled to receive a pro rata share of the Company's assets available for distribution to holders of common stock.

     All shares of Common Stock have equal voting rights and have one vote per share in all matters to be voted upon by the shareholders. Cumulative voting is not permitted.

     2.3     Dilution.     Subscribers may experience substantial dilution
upon their purchase of Shares. Dilution is the reduction of the value of the Subscriber's investment measured by the difference between the price per Share under this Agreement and the net tangible book value per Share following execution of this Agreement.

     2.4     Restrictions on Transfer.     The Shares offered hereby have not
been registered under the Act, nor pursuant to the provisions of the securities act of any state. The Shares offered herein will be sold without benefit of registration under the federal and state securities acts by reason of specific exemptions from registration provided by such acts.

     The availability of each such exemption is dependent in part upon the investment "intent" of each prospective Subscriber. An exemption from registration would be unavailable if any Subscriber were purchasing Shares with a view to the redistribution thereof. Accordingly, each prospective Subscriber in executing this Agreement will be required to acknowledge that the purchase is for investment, for his own account, and without any view to the sale or other disposition thereof.

     3.0     REPRESENTATIONS OF THE SUBSCRIBER

     The undersigned Subscriber hereby represents, warrants, acknowledges and covenants to the Company as follows:

     a) The information provided by the undersigned in this Agreement or otherwise is true and correct in all respects as of the date hereof;

     b) The undersigned is fully aware that investment in the Shares of the Company is speculative in nature and subject to numerous and various risks, including but not limited to those the undersigned has discussed with the representatives of the Company;

     c) No representations or warranties of any kind with respect to the percentage of profit and/or amount or type of consideration, profit or loss that are to be realized, if any, as a result of this transaction have been made to the undersigned by the Company or any agent, employee, or affiliate of the Company, and that in entering into this transaction he is not relying upon any information other than that derived from the results of his own independent investigation or furnished to him by the Company;

     d) The undersigned has been furnished with all materials relating to the Company and its business activities that have been requested.

     e) The undersigned has been afforded full opportunity to ask questions of and receive answers from authorized representatives of the Company concerning the terms and conditions of this offering and the undersigned's investment, and all such questions have been answered to the full satisfaction of the undersigned.

     f) The undersigned has been afforded the full opportunity to obtain any additional information necessary to verify the accuracy of any representations of information provided to the undersigned.

     g) The undersigned is presently a bona fide resident of the state set forth below, and the address and Social Security Number or Federal Taxpayer Identification Number set forth below are the undersigned's true and correct residence and Social Security Number or Federal Taxpayer Identification Number. The undersigned has no present intention of becoming a resident of any other state or jurisdiction. If the undersigned is an estate or trust, it represents and warrants that it was formed under the laws of, and its principal place of business is within, such state and that it was not organized for the purpose of acquiring the Shares offered hereby.

     h) The undersigned understands that the sale of the Shares have not been registered under the Act in reliance upon an exemption therefrom for non-public offerings and further understands that the Shares have not been approved or disapproved by the Securities and Exchange Commission, nor has any state securities administrator or agency passed on the accuracy or adequacy of any written information provided by the Company to the undersigned.

     i) The undersigned (i) has adequate means of providing for his current needs and possible personal contingencies and he has no need and anticipates no need in the foreseeable future for liquidity in his investment in the Company, and (ii) is able to bear the economic risk of this investment and consequently, without limiting the generality of the foregoing, he is able to hold his investment for an indefinite period of time and has sufficient net worth to sustain a loss of his entire investment in the Company in the event such loss should occur.

     j) If the Subscriber is other than an individual, the person signing on behalf of the Subscriber has full authority to sign on behalf of the Subscriber and bind the Subscriber to the terms of this Agreement.

     k) If the Subscriber is an entity other than a natural person, it represents that: (i) it is duly organized, validly existing and in good standing under the laws of the state of organization and has all the requisite power and authority to invest in the Shares as provided herein; (ii) such investment does not result in any violations of, or conflict with, any term of the trust agreement or other documents governing the entity; and (iii) this Agreement has been duly executed and delivered on behalf of the Subscriber and constitutes a legal, valid and binding agreement of the Subscriber.

     l) The undersigned is acquiring his Shares for his own account (no other party has any beneficial interest in the Shares), for investment purposes only, and not with a view to the sale or other distribution or fractionalization thereof, in whole or in part, and is aware of the following matters set forth in paragraphs m-p in addition to those matters otherwise set forth herein.

     m) There are substantial restrictions on the transferability of the Shares. These securities may not be sold unless such sale is exempt from registration under the Act and applicable state securities laws. The Subscriber has no right to require that the securities be registered under the Act or any state securities laws; accordingly, it may be difficult for him to liquidate his investment in the Company.

     n) The undersigned further acknowledges that the Company is under no obligation to the undersigned to obtain any exemption from the registration requirements of the Act; and in any event the undersigned shall be responsible for compliance with all conditions on transfer imposed by any securities administrator of any state and for any expenses incurred by the Company for legal or accounting services in connection with reviewing such a proposed transfer and/or issuing opinions in connection therewith;

     o) No assurances are or have been made regarding the federal or state income tax consequences of investment in the Company, nor has any assurance been made that any federal income tax consequences of investment will not be changed through adoption of new laws, amendments to existing laws or regulations, or changes in the interpretation of existing laws and regulations; and the Subscriber confirms that he has consulted his own tax advisor with respect to the tax consequences and aspects of his investment in the Company.

     p) In the event of any permitted sale, assignment or transfer of Shares, the seller may suffer adverse tax consequences.

     q) The undersigned acknowledges that there have been no representations or warranties of any nature by the Company or its representatives concerning the ultimate economic consequences of his investment in the Shares, and declaration of any dividends that may be paid lies in the sole discretion of the board of directors.

     r) The Subscriber, alone or with his advisors, has the ability and investment sophistication to understand the information provided to him and to determine any need which he may have for additional information.

          The foregoing representations, warranties, acknowledgements and covenants shall be true and accurate as of the date hereof and as of the date of delivery of the Subscription payment to the Company and shall survive such delivery and the acceptance of this Subscription.

          The undersigned acknowledges that he understands the meaning and legal consequences of the representations, warranties, acknowledgements and covenants herein and that the Company has relied and will rely thereon, and the undersigned hereby agrees to indemnify and hold harmless the Company and its officers, directors, controlling persons, agents employees, professional advisors and affiliates from and against any and all loss, cost, damage or liability (including reasonable attorney's fees and litigation costs) due to or arising out of a breach of any such representation, warranty, acknowledgment or covenant of the undersigned contained in this Agreement.

     4.0     RESTRICTIONS ON RESALE.

          The Subscriber understands and agrees that the following restrictions and limitations are applicable to his purchase and his resale, hypothecation or other transfer of his Shares pursuant to Sections 3(b) and 4(2) of the Act, Regulation D promulgated under the Act, and state securities laws:

     4.01     Legend.     A legend in substantially the following form has
been or will be placed on any certificate(s) evidencing the Shares:

THE SECURITIES REPRESENTED BY THIS INVESTMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. WITHOUT SUCH REGISTRATIONS, SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, EXCEPT WITH THE WRITTEN CONSENT OF THE COMPANY, WHICH CONSENT MAY BE WITHHELD IN ITS SOLE DISCRETION, AND EXCEPT UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATIONS ARE NOT REQUIRED FOR SUCH TRANSFER, OR THE SUBMISSION TO THE COMPANY OF OTHER EVIDENCE AS MAY BE SATISFACTORY TO IT TO THE EFFECT THAT THE SECURITIES ACT OF 1933, AS AMENDED, APPLICABLE STATE SECURITIES LAWS, OR ANY RULE OR REGULATION PROMULGATED THEREUNDER HAVE BEEN COMPLIED WITH.

     4.02     Stop Transfer.     Stop transfer instructions to the transfer
agent, if any, of the Shares have been or will be placed with respect to the Shares so as to restrict resale, pledge, hypothecation or other transfer thereof, subject to further items hereof, including the provisions of the legend set forth in Section 4.01 above.

     4.03     New Certificates.     The legend and stop transfer instructions
described in Sections 4.01 and 4.02, above, will be placed with respect to any new certificate(s) issued upon presentment by the undersigned of certificate(s) for transfer.

     5.0     ACCEPTANCE BY THE COMPANY

          The undersigned hereby acknowledges that this Subscription is not binding on the Company until the Company accepts it, which acceptance is within the sole discretion of the Company, by executing this Agreement where indicated. The undersigned agrees that Subscriptions need not be accepted in the order that they are received. If such acceptance is not timely obtained, the Company shall return to the undersigned, without interest or deduction, the cash or check tendered by the undersigned herewith and the Company and the undersigned shall have no further obligation to each other hereunder.

     6.0     APPLICABLE TO SALES IN FLORIDA

          The undersigned hereby confirms his understanding that this Subscription is voidable, without penalty, within three (3) days of the date hereof or within three (3) days after his first tender of consideration to the Company, whichever occurs first, as provided by Section 517.061(11)(a), Florida Statutes.

     7.0     NOTICES

          Any notice of other communications given or permitted under this Agreement shall be in writing and will be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid, (i) if to the Subscriber to the address designated by the Subscriber on the signature page of this Agreement, and (ii) if to the Company at 324 Datura Street, Suite 150, West Palm Beach, Florida 33401.

     8.0     WAIVER AND MODIFICATION

          The provisions of this Agreement may not be modified or waived except in writing.

     9.0     ARBITRATION

          Any dispute or difference with respect to any matter arising out of or in connection with this Agreement shall first be submitted for arbitration to the American Arbitration Association.

     10.0     ATTORNEY'S FEES

          The prevailing party in any litigation, arbitration or mediation relating to this Agreement shall be entitled to recover its reasonable attorney's fees from the other party for all matters, including but not limited to appeals. Palm Beach County, Florida, shall be proper venue for any litigation involving this Agreement.

     11.0     FLORIDA LAW TO GOVERN

          Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties hereto expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Florida.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement this 26th day of March, 1997.

ACCEPTED THIS 26th DAY
OF MARCH
                                          NET LNNX, INC.

/s/______________________                 By:/s/Ronald W. Hayes, Jr.
Witness                                      Ronald W. Hayes, Jr., President


                                          SIGNATURE OF SUBSCRIBER

/s/______________________                 /s/Louis Edward Selman
Witness                                   Louis Edward Selman

CAPACITY OF SUBSCRIBER
Check Appropriate Lines:

___X___     INDIVIDUAL                     RESIDENT ADDRESS:

______      JOINT TENANTS WITH            19575 Trails End Terrace
            RIGHTS OF SURVIVORSHIP        Number and Street
            Both Parties Must Sign
                                          Jupiter, Florida 33458
                                          City, State & Zip

______      TENANTS-IN-COMMON             ###-##-####
            Both Parties Must Sign        Social Security Number
                                          For Individual or Other
______      TRUST                         Federal Taxpayer
            The Name of the Trust,        Identification Number
            Name of Trustee(s)
            and Date Such Trust Was
            Formed Are As Follows:
            ______________________
            ______________________
            ______________________

            A Copy of the Trust
            Agreement or Other
            Authorization is Attached,
            or is Being Forwarded Under
            Separate Cover.